UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Definitive information statement

AZZAD FUNDS
(Name of Registrant as Specified in Its Charter)

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Azzad Ethical Fund

a series of Azzad Funds

3141 Fairview Park Drive, Suite 355

Falls Church, VA 22042

1-703-207-7005

Dear Shareholders:

The enclosed document is purely for informational purposes.  You are not being asked to vote or take action on any matter.  The document relates to the appointment of an investment sub-adviser to the Azzad Ethical Fund (the “Fund”), a series of Azzad Funds (the “Trust”).

As described in the enclosed Information Statement, the Board of Trustees of the Trust has approved Delaware Investments Fund Advisers (“DIFA”) as an investment sub-adviser to the Fund and has approved a sub-advisory agreement with DIFA on the terms described herein.

As always, please feel free to contact the Fund at 1-888-862-9923 with any questions you may have.

Sincerely,

Bashar Qasem

President

Azzad Funds

Azzad Ethical Fund

a series of Azzad Funds

3141 Fairview Park Drive, Suite 355

Falls Church, VA 22042

1-703-207-7005

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the Azzad Ethical Fund (the “Fund”), a series of Azzad Funds (the “Trust”).  This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order that Azzad Asset Management, the Fund’s investment adviser (the “Adviser” or “Azzad”) and the Trust received from the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2021 (the “Order”).  The Order permits the Adviser to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees (the “Board” or the “Trustees”), without obtaining shareholder approval.  Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement.  The Trust and Azzad may rely on the Order because the Fund is managed by Azzad, and complies with the terms and conditions set forth in the application for the Order.

At a meeting held on February 26, 2021 (the “Meeting”), the Board considered and approved Delaware Investments Fund Advisers (“DIFA” or “Sub-Adviser”) to serve as investment sub-adviser to the Fund.  At that time, the sub-advisory agreement between the Adviser and Sub-Adviser, with respect to the Fund (the “Sub-Advisory Agreement”) (in substantially the form attached hereto as Appendix A) was approved by the Board.  The Sub-Advisory agreement with Sub-Adviser became effective May 1, 2021, when the Sub-Adviser commenced providing sub-advisory services to the Fund.

This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or before July 29, 2021 to the Fund’s shareholders of record as of May 1, 2021 (the “Record Date”). This Information Statement describes the Sub-Advisory Agreement between the Adviser and DIFA with respect to the Fund.  As of the Record Date, there were issued and outstanding 6,812,467 total shares of the Fund.  As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

A copy of the Fund’s most recent annual report or semi-annual report, including financial statements and schedules, are available at no charge by sending a written request to the Fund, 8000 Town Centre Drive, Suite 400 Broadview Heights, OH 44147, by calling 1-888-862-9923 or by visiting

www.azzadasset.com.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

The Sub-Advisory Agreement

At its February 26, 2021 meeting, the Board approved the hiring of the Sub-Adviser to the Fund pursuant to a Sub-Advisory Agreement between the Adviser and Sub-Adviser.  Under the terms of the investment management agreement between the Trust and the Adviser, on behalf of the Fund, the Adviser is entitled to receive an annual advisory fee from the Fund equal to 0.80% of the Fund’s average daily net assets.  Under the terms of the Sub-Advisory Agreement, the Sub-Adviser is entitled to receive an annual flat fee of 0.25% of the Fund’s average daily net assets.  There will be no increase in total fees paid by the Fund in connection with the Sub-Advisory Agreement.  For such compensation, the Sub-Adviser will, at its expense, continuously provide an investment model for the Adviser to use in managing the Fund’s investments. In addition, DIFA recommends which securities should be purchased, retained or sold by the Fund, in accordance with the model. The Adviser retains sole discretion as to the timing and implementation of DIFA’s recommendations. The Adviser will screen DIFA’s model for companies that comply with the Fund’s ethical investment restrictions. From the screened model, the Adviser will decide which securities to purchase for the Fund. The Adviser may also choose to replace investments that do not pass its ethical investment restrictions with suitable replacements.

The Sub-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Trustees at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund.  The Sub-Advisory Agreement will automatically terminate on assignment. In addition, the Sub-Advisory Agreement can be terminated without the payment of any penalty by the Fund, Adviser, or vote of a majority of the outstanding shares of the Fund, on 60 days’ notice.  The Sub-Advisory Agreement can be terminated by the Sub-Adviser without the payment of any penalty on 60 days’ notice to the Adviser and the Fund.

The Sub-Advisory Agreement provides that the Sub-Adviser shall be responsible for its gross negligence, reckless disregard of its obligations hereunder, bad faith or willful misconduct and violation of applicable law.  However, neither Sub-Adviser nor any of its principals, employees or affiliates shall be responsible for any action, performed or omitted to be performed in good faith or at the direction of Adviser, or for any errors in judgment in making or submitting investment recommendations or arising from any action or omission by Adviser’s custodian, any directed broker or any other third party.

The Sub-Advisory Agreement also provides that the Adviser shall defend, indemnify and hold harmless the Sub-Adviser, its affiliates, and its and their respective officers, directors, employees, and agents (each, an “indemnified person”) from and against all Losses (as defined below) incurred by an indemnified person, arising out of or relating to: (a) any actual or alleged misrepresentation or other act or omission relating to the Sub-Advisory Agreement or the Fund, by the Adviser, its previous sub-advisers, its custodian, any directed broker or any other third party; or (b) a claim, suit, action or proceeding brought by a third party (each, an “Action”) as a result of the acts, omissions, transactions, duties, obligations or responsibilities of an indemnified person under this Sub-Advisory Agreement, unless a court of competent jurisdiction has determined, in a final judgment that is no longer subject to appeal, that the indemnified person is liable for such Losses incurred as a result of the Action or the indemnified person settled such Action without the Adviser's prior written consent.  “Losses” means all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification and the cost of pursuing any insurance providers.

The Sub-Advisory Agreement also provides that the Sub-Adviser shall indemnify, defend and hold harmless the Adviser, and its shareholders, controlling persons, trustees/directors, officers, employees, agents and contractors (collectively, the “Adviser Indemnified Parties”), from and against any Losses, suffered, paid or incurred by any of the Adviser Indemnified Parties arising out of, resulting from or relating to any violation of applicable law by the Sub-Adviser or its directors, officers, employees, agents and contractors.

The Sub-Advisory Agreement is attached as Appendix A. You should read the Sub-Advisory Agreement. The description in this Information Statement of the Sub-Advisory Agreement is only a summary.

Information Concerning DIFA

DIFA is a series of Macquarie Investment Management Business Trust, a business trust organized under the Delaware Statutory Trust Act and an SEC-registered investment adviser located at 100 Independence, 610 Market Street, Philadelphia, PA 19106.  DIFA provides investment sub-advisory services, including portfolio management, investment research and analysis, to registered investment companies. DIFA is a subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”). Macquarie is a Sydney, Australia-headquartered global provider of banking, financial, advisory, investment and funds management services. As of March 31, 2021, the public investments divisions of Macquarie’s asset management business had total assets under management of approximately $279.0 billion.  DIFA assigned a professional team of portfolio managers to assist the Adviser in the management of the Ethical Fund.  The team is led by Kim Scott and Nathan Brown, both Senior Vice Presidents and Portfolio Managers of the mid cap product suite of mutual funds and institutional accounts.

The names, titles, addresses, and principal occupations of the principal executive officers and trustees of DIFA are set forth below:

Name and Address:*	Title and Principal Occupation at DIFA
David F. Connor	Trustee, Secretary, SVP, and General Counsel
Shawn K. Lytle	Trustee, Global Head of Public Investments – Macquarie Asset Management, Head of Americas – Macquarie Group, President of Delaware Funds® by Macquarie

Brett Lewthwaite	Executive Vice President, Chief Investment Officer and Global Head of Fixed Income
John Leonard, CFA	Executive Vice President, Global Head of Equities

* The address for each officer and director is c/o Delaware Investments Fund Advisers, 100 Independence, 610 Market Street, Philadelphia, PA 19106.

** Marketing name for Macquarie Management Holdings, Inc. and its subsidiaries.

Evaluation by the Board of Trustees

The Board’s determination to approve the Sub-Advisory Agreement followed the Trustees’ consideration of various factors and review of written materials provided by the Sub-Adviser. The Trustees’ deliberations and the information on which their conclusions were based are summarized below.

In considering the Agreement, the Board, including the Independent Trustees, did not identify any single factor as all-important or controlling in their decision. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the approval of the advisory agreement.  In reaching its decision to renew the Agreement, the Board considered the factors enumerated below:

Nature, Quality and Extent of the Services Provided to the Fund

The Trustees noted that DIFA, a series of Macquarie Investment Management Business Trust, is a subsidiary of Macquarie Management Holdings, Inc., which is a wholly owned subsidiary of Macquarie.  The Trustees further noted that Macquarie Investment Management (“MIM”), the marketing name for certain companies comprising the asset management division of Macquarie, had as of September 30, 2020, assets under management of approximately $388.5 billion.  The Trustees noted that MIM had provided investment advisory and asset management services for over 50 years. The Trustees considered DIFA’s large infrastructure and considered the operational efficiencies and complementary investment capabilities that may result from combining Ivy’s funds with the MIM platform.  The Trustees noted that, following the acquisition of Waddell & Reed Financial, Inc. , MIM would become one of the largest asset management partners on the LPL platform and considered the benefits that might come to the Ethical Fund from such scale.  The Trustees reviewed the background information of the key investment personnel, noting their familiarity with Kimberly Scott and Nathan Brown, as employees of Ivy Investment Management Company (Ivy) and portfolio managers for the Ethical Fund. The Trustees noted that both portfolio managers were expected to become MIM employees and remain portfolio managers for the Ethical Fund.  The Trustees discussed DIFA’s bottom-up research approach to investing and noted that DIFA’s mid cap growth strategy seeks to achieve its objective by investing primarily in common stocks of mid-capitalization companies that DIFA believes are high quality and/or offer above-average growth potential. They noted that DIFA would provide daily investment recommendations with respect to the DIFA mid-cap growth strategy to the Adviser through the same model delivery that the Adviser was accustomed to with Ivy.  The Trustees noted that the Adviser would continue to execute trades based on DIFA’s models, consistent with the Adviser’s current process with Ivy.  The Trustees noted that there had been no recent or pending litigation or regulatory exams that would impact DIFA or the proposed services to Ethical Fund. The Trustees noted that DIFA’s $10 million E&O/D&O insurance coverage was sufficient.   The Trustees reviewed the Agreement and noted that it was identical in all material respects to the current sub-advisory agreement between the Adviser and Ivy.  The Board concluded that it was satisfied with the nature, extent and quality of the proposed sub-advisory services to be provided by DIFA.

Investment Performance of the Ethical Fund and the Adviser

The Trustees considered that although DIFA had not yet provided sub-advisory services to Ethical Fund, the historical performance for DIFA/Ivy’s mid-cap growth strategy (the “DIFA/Ivy Model”) and the performance of the Ethical Fund under the Ivy sub-advisory agreement, should be considered since the model and the portfolio managers were not expected to change.  The Trustees observed that the DIFA/Ivy Model had significantly outperformed its Morningstar category average and its benchmark, the Russell Mid Cap® Growth TR USD over the 1-year, 5-year, 10-year and since inception (January 1, 2005) periods through January 31, 2021.  The Trustees reviewed historical DIFA/Ivy Model commentary and considered DIFA’s explanation for the DIFA/Ivy Model outperformance.  They considered Ethical Fund’s strategy and discussed the continued complementary services and benefits that DIFA’s mid-cap growth strategy model may provide to the Ethical Fund. After discussion, the Trustees concluded that DIFA was qualified, and should be allowed the opportunity to provide mid-cap growth model recommendations to the Adviser.

Fees and Expenses

The Trustees acknowledged that DIFA’s proposed sub-advisory fee would be paid by the Adviser, from the advisory fee and not directed by the Ethical Fund. The Trustees observed that the proposed sub-advisory fee of 0.25% was identical to the sub-advisory fee currently charged by Ivy.  The Trustees considered the fees that DIFA charges for similar sub-advisory services was 0.35% of all assets. The Trustees concluded that DIFA’s proposed sub-advisory fees were reasonable.

Profitability

The Trustees considered the estimated profitability to be realized by DIFA in connection with its sub-advisory services to the Ethical Fund and whether the amount of profit was a fair entrepreneurial profit with respect to the services to be provided to the Ethical Fund.  The Board concluded that excessive profitability was not an issue with DIFA at current asset and allocation levels and the Board would further evaluate profitability in the future.

Economies of Scale

The Trustees considered whether DIFA was likely to achieve economies of scale with respect to the sub-advisory services provided to the Ethical Fund.  The Trustees agreed that economies, with respect to the overall Ethical Fund fees and expenses, was primarily an Adviser-level issue and should be considered with respect to the Ethical Fund’s overall advisory agreement and advisory fee.

Conclusion

Having requested and received such information from DIFA as the Trustees believed to be reasonably necessary to evaluate the terms of the Agreement, and as assisted by the advice of counsel, the Trustees concluded that the sub-advisory fee structure was not unreasonable and that approval of the Agreement was in the best interests of the shareholders of the Ethical Fund.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a diversified series of the Trust.  The Trust is an open-end investment management company organized as a Massachusetts business trust on December 16, 1996 (formerly known as Islamia Group of Funds) and formed by an Agreement and Declaration of Trust on December 16, 1996.  The Trust’s principal executive offices are located at 3141 Fairview Park Drive, Suite 355, Falls Church, VA 22042.  The Board supervises the business activities of the Fund.  Like other mutual funds, the Fund retains various organizations to perform specialized services. Azzad Asset Management, Inc., 3141 Fairview Park Drive, Suite 355, Falls Church, VA 22042, provides the Fund with accounting and certain administrative services. Mutual Shareholder Services, LLC, 8000 Towne Centre Drive, Suite 400, Broadview Heights, OH 44147, provides the Fund with transfer agent services.   Huntington National Bank, 7 Easton Oval, Columbus, Ohio 43219, provides the Fund with custody services.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

As of the Record Date, the Trustees and officers as a group beneficially owned less than 1% of the Fund. As of the Record Date, beneficially owned, 7,207 shares of the Fund.  To the best knowledge of the Trust, there were no other Trustees or officers of the Trust who were the beneficial owners of shares of the Fund on the Record Date.

As of the Record Date, the record owners* of more than 5% of any outstanding class of shares of the Fund are listed in the following table.

Name and Address of Beneficial or Record Owner	Number of Record (R) and Beneficial (B) (Shares)	Percent (%) of Class
Folio Investments, Inc.	2,889,488	42.41%*
8180 Greensboro Drive 8th Floor Mclean, VA 22102
Charles Schwab & Co, Inc. 211 Main St. San Francisco, VA 94105	905,380	13.29%
TD Ameritrade 200 South 108th Avenue Omaha, NE 68154	372,701	5.47%

*Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act.

SHAREHOLDER MEETINGS

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

DELIVERY OF DOCUMENTS

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1-888-862-9923, or write the Trust at 8000 Towne Centre Drive, Suite 400, Broadview Heights, OH 44147.

BY ORDER OF THE BOARD OF TRUSTEES

Bashar Qasem, President

APPENDIX A

AZZAD ASSET MANAGEMENT

SUB-ADVISORY AGREEMENT

This Sub-advisory Agreement (“Agreement”) is effective as of April 30, 2021, by and between Azzad Asset Management, Inc. (“Adviser”), a Delaware corporation, with its principal place of business at 3141 Fairview Park Drive, Suite 355, Falls Church, VA 22042 and Delaware Investments Fund Advisers (“Sub-Adviser”), a series of Macquarie Investment Management Business Trust, a Delaware statutory trust with its principal place of business at 100 Independence, 610 Market Street, Philadelphia, PA 19106.

WHEREAS, the Adviser acts as an investment adviser to Azzad Ethical Fund (the “Fund”), a series of Azzad Funds (the “Trust”), pursuant to a Management Agreement dated as of June 5, 2009 (the “Management Agreement”); and

WHEREAS, the Trust is a management investment company that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, a majority of the Trustees of the Trust are not interested persons of the Trust, and those Trustees select and nominate any other disinterested Trustees of the Trust;

WHEREAS, the Adviser desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services under the terms and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows.

1.

APPOINTMENT AS SUB-ADVISER

Adviser hereby appoints Sub-Adviser as a sub-adviser to the Fund on the terms and conditions set forth in this Agreement.  Sub-Adviser hereby accepts the appointment as sub-adviser and agrees to provide investment recommendations for the Fund to the Adviser pursuant to the terms and conditions of this Agreement.  The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust (the “Board”) from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

2.

SERVICES RENDERED BY SUB-ADVISER

Sub-Adviser will design, monitor daily and, as may be agreed to in writing between the parties, create and update a model portfolio in accordance with Sub-Adviser’s mid cap growth strategy (the “Model”).  Sub-Adviser agrees to provide the Adviser with the Model, and shall ensure that the Model provided to the Adviser is in compliance with mutually acceptable investment requirements and restrictions as communicated to Sub-Adviser by Adviser, in writing.

The Sub-Adviser shall provide recommendations from time to time as to what assets should be purchased, retained or sold by the Fund, in accordance with the Model. The Adviser retains complete discretion as to the timing of implementation of Sub-Adviser's recommendations. Such recommendations shall be submitted through the Sub-Adviser’s model distribution vendor, in its standard email format. Typically, the Sub-Adviser will send the Adviser purchase and sale recommendations for the Fund when there is a weighting change of 50 or more basis points to any position in the Model, subject to certain circumstances, which may include, but are not limited to, a complete liquidation of a position and/or re-balancing of positions due to style drift. The Adviser understands and acknowledges that the specific timing of the Sub-Adviser’s recommendations to the Adviser will be communicated among the Adviser and other clients of the Sub-Adviser whose accounts are also managed based on substantially the same investment strategies as represented by the Model utilized by the Fund ("Other Clients") pursuant to the Sub-Adviser’s trade rotation policy. The Adviser and Sub-Adviser agree that the Adviser, and not the Sub-Adviser, is responsible for implementing the Sub-Adviser’s recommendations in the Fund on a best efforts basis.

Sub-Adviser shall provide Adviser, at least quarterly, a written report summarizing the portfolio holdings and characteristics, as well as certain periodic information or reports to the Adviser, including notice to the Adviser in the event of certain material developments that pertain to Sub-Advier’s services under the Agreement, such as material compliance violations, changes in key personnel, US Securities and Exchange Commission (“SEC”) investigations or enforcement actions, known or anticipated litigation matters, or any other matters that may materially affect the Sub-Adviser’s services under the Agreement.

Adviser may request Sub-Adviser to perform additional marketing services at its discretion including, but not limited to, assistance in drafting shareholder letters that accompany quarterly statements and various shareholder reports including the Fund’s semi-annual and annual reports. Sub-Adviser agrees to assist the Adviser in various marketing efforts including speaking with the media and conducting presentations to prospective shareholders whenever reasonably possible.

3.

AUTHORITY OF THE ADVISER

Adviser shall maintain responsibility for the day-to-day portfolio management of the Fund. Adviser shall retain all authority as administrator of the Fund and investment adviser to the Fund, including, but not limited to, the authority to appoint and designate custodians, transfer agents, brokers, and accountants as well as the right to vote on proxies, place trades and value the Fund. The Adviser shall maintain responsibility for ensuring that the composition of the Fund’s portfolio is consistent with applicable requirements and restrictions. The Adviser shall implement the Model, provided by Sub-Adviser, at its sole discretion.

Adviser has the right to request from Sub-Adviser the Sub-Adviser’s Form ADV, Code of Ethics, and all other reports and documents that may assist the Adviser in completing its due diligence on the Sub-Adviser.

Adviser shall provide reasonable assistance to the Sub-Adviser in providing the Model and related investment advisory services under this Agreement, including providing key information about the Fund.

4.

 SERVICES TO OTHER ADVISERS

It is understood that Sub-Adviser performs asset management and investment advisory services for various clients, including other investment advisers.  Sub-Adviser will allocate these services in a fair and equitable manner.  Both parties and their principals, employees and affiliates may purchase or sell investments for their own accounts and each party shall not have any obligation to purchase or sell, or to recommend for purchase or sale any investment  that other party, its principals, employees or affiliates may purchase or sell for its or their own account.

5.

FEES AND EXPENSES

Sub-Adviser will bill Adviser for services rendered at an annual flat fee of 0.25% of the Fund’s average daily net assets. The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Sub-Adviser no later than the fifth business day of the next succeeding calendar month.  The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the annual rate of 0.25%, and multiplying this product by the net assets of the Fund.  The Adviser shall, upon request, furnish a report to the Sub-Adviser that will include the information that is required to calculate the monthly fees described above.  The fees for any month during which this Agreement is in effect for less than the entire month shall be pro-rated based on the number of days during such month that the agreement was in effect. Under no circumstances may Sub-Adviser bill the Fund for any services rendered.  During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with the Sub-Adviser’s activities under this Agreement.

6.

SUB-ADVISER DUTY OF CARE

Sub-Adviser shall be responsible for its gross negligence, reckless disregard of its obligations hereunder, bad faith or willful misconduct and violation of applicable law.  Neither Sub-Adviser nor any of its principals, employees or affiliates shall be responsible hereunder for any action, performed or omitted to be performed in good faith or at the direction of Adviser, or for any errors in judgment in making or submitting investment recommendations or arising from any action or omission by Adviser’s custodian, any directed broker or any other third party.  Sub-Adviser, in the maintenance of its records, does not assume responsibility for the accuracy of information furnished by Adviser or any third-party over which Sub-Adviser does not have control.  It is understood that nothing herein shall in anyway constitute a waiver or limitation of any of the obligations that Sub-Adviser may have under Federal and state securities laws.

Sub-Adviser shall act under this Agreement only in accordance with all applicable laws and restrictions and shall avoid taking actions under this Agreement which shall cause the Fund to not remain in compliance with all applicable laws and restrictions.

7.

REPRESENTATIONS AND WARRANTIES

i.

Sub-Adviser hereby represents and warrants to Adviser that:  (i) Sub-Adviser is a statutory trust duly organized under the laws of the State of Delaware; (ii) Sub-Adviser has the requisite legal capacity and authority to execute, deliver and perform its obligations under this Agreement; (iii) Sub-Adviser’s execution of this Agreement and the performance of its obligations hereunder do not conflict with or violate any provisions of the governing document of Sub-Adviser or any obligations by which Sub-Adviser is bound, whether arising by contract, operation of law or otherwise; (iv) Sub-Adviser will deliver to Adviser evidence of Sub-Adviser’s authority in compliance with such governing documents upon Adviser’s request; (v) Sub-Adviser is an investment adviser registered with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (vi) Sub-Adviser has adopted and implemented a compliance program including a Code of Ethics Policy; and (vii) Sub-Adviser will maintain registration as an investment adviser with the SEC and notify Adviser of any change anticipated in the registration status of Sub-Adviser in advance of such change.

ii.

Adviser hereby represents and warrants to Sub-Adviser that: (i) Adviser is a corporation duly organized under the laws of the state of Delaware; (ii) Adviser has the requisite legal capacity and authority to execute, deliver and perform its obligations under the Agreement; (iii) Adviser’s execution of this Agreement and the performance of its obligations hereunder do not conflict with or violate any provisions of the governing documents of Adviser or any obligations by which Adviser is bound, whether arising by contract, operation of law or otherwise; (iv) Adviser will deliver to Sub-Adviser evidence of Adviser’s authority in compliance with such governing documents upon Sub-Adviser’s request; (v) Adviser is an investment adviser registered with the SEC pursuant to the  Advisers Act;  (vi) Adviser will maintain registration as an investment adviser with the SEC and notify Sub-Adviser of any change anticipated in the registration status of Adviser in advance of such change; (vii) Adviser has the authority to perform administrative services for the Fund; and (viii) Adviser will deliver to Sub-Adviser evidence of such authority upon Sub-Adviser’s request.

8.

CONFIDENTIAL RELATIONSHIP

i.

  “Confidential Information” means all non-public, proprietary, or confidential information that the disclosing party discloses to the receiving party, or that the receiving party otherwise receives, under or in connection with this Agreement, in verbal, written, electronic or in any other medium, whether or not marked or designated as “confidential” or “proprietary”.  Confidential Information includes information consisting of or relating to the disclosing party’s trade secrets, know-how, technology, business operations, plans and strategies, customers, pricing, and any information with respect to which the disclosing party has contractual or other nondisclosure obligations.  Without limiting the generality of the scope of this obligation, Adviser acknowledges that the Model constitutes Confidential Information of Sub-Adviser, and is Sub-Adviser’s intellectual property.  Confidential Information does not include information that: (a) is already known to the receiving party without restriction on use or disclosure prior to receipt of such information from the disclosing party; (b) is or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the receiving party; (c) is developed by the receiving party independently of, and without reference to, any Confidential Information of the disclosing party, as established by documentary evidence; or (d) is received by the receiving party from another individual or entity who is not known to be under any obligation to the disclosing party to maintain the confidentiality of such information.

ii.

Each disclosing party’s Confidential Information or any derivatives thereof, contained in any repository, or otherwise in the possession, of the receiving party, will be and remain the sole and exclusive property of the disclosing party.  Each receiving party expressly undertakes to protect and to preserve the confidentiality of the disclosing party’s Confidential Information in the same manner that it protects the confidentiality of its own similar information, but in no event using less than a reasonable standard of care (i.e., each party shall take commercially reasonable physical, electronic and procedural security measures to prevent any unauthorized access to or use of the Confidential Information of the other party).  Each party shall make no use of any Confidential Information of the other party and shall not disclose such Confidential Information to any third party, except as (a) expressly authorized in this Agreement, (b) necessary to perform its obligations under this Agreement, or (c) otherwise expressly agreed by the parties in writing.  In particular, Adviser consents to Sub-Adviser’s affiliates within the Macquarie Asset Management business division of Macquarie Group providing services to the Fund and sharing Confidential Information regarding the Fund for such services.

iii.

Adviser shall keep confidential all information regarding the Model and will only disclose such Confidential Information as necessary, to those of its directors, officers, employees, agents, counsel, auditors, affiliates, advisers or representatives who (a) need to know such information in order for Adviser to perform its obligations with respect to the Fund, as contemplated by this Agreement, (b) have been informed of the confidential nature of such Confidential Information and the confidentiality obligations imposed by this Agreement, and (c) are bound by confidentiality obligations to the same extent as if they were parties to this Agreement; and, not use or allow any third party to use such Confidential Information (1) for any purpose other than to perform Adviser’s obligations hereunder; and (2) in any way directly or indirectly detrimental to the Sub-Adviser and/or for the benefit of Adviser or any third party (including, without limitation, any of Adviser’s officers, directors, employees or other affiliates) other than the Fund.

iv.

The Sub-Adviser agrees to treat all records and other information relating to the Trust and the securities holdings of the Fund as confidential and shall not disclose any such records or information to any other person unless (i) the Board has approved the disclosure, (ii) such disclosure is compelled by law, or (iii) to its agents, affiliates or service providers for the purposes of providing the investment advisory services set forth in this Agreement; provided, that such agents, affiliates and service providers are subject to substantially similar confidentiality obligations. In addition, the Sub-Adviser, and the Sub-Adviser’s officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings. The Sub-Adviser agrees that, consistent with its Code of Ethics, neither it nor its officers, directors or employees may engage in personal securities transactions based on nonpublic information about the Fund’s portfolio holdings.

v.

A receiving party may disclose Confidential Information to the extent required by expressly permitted or required under applicable federal, state, local or foreign laws, rules or regulations, or by order of any court of competent jurisdiction or otherwise requested by any other competent judicial, governmental, regulatory, taxation, supervisory or other similar body (including, without limitation, any relevant stock exchange).  However, if the disclosing party’s Confidential Information is required to be disclosed, the receiving party shall provide the disclosing party with prompt notice of such requirement (to the extent legally permissible) so that the disclosing party may seek to prevent or minimize the disclosure or waive compliance with this Section.

vi.

A receiving party shall (to the extent legally permissible) notify the disclosing party as soon as reasonably practicable of the full circumstances of any breach of this Section upon becoming aware of such breach.

9.

INDEMNIFICATION

i.

Adviser shall defend, indemnify and hold harmless Sub-Adviser, its affiliates, and its and their respective officers, directors, employees, and agents (each, an “indemnified person”) from and against all Losses (as defined below) incurred by an indemnified person, arising out of or relating to: (a) any actual or alleged misrepresentation or other act or omission relating to this Agreement or the Fund, by Adviser, its previous advisers, its custodian, any directed broker or any other third party; or (b) a claim, suit, action or proceeding brought by a third party (each, an “Action”) as a result of the acts, omissions, transactions, duties, obligations or responsibilities of an indemnified person under this Agreement, unless a court of competent jurisdiction has determined, in a final judgment that is no longer subject to appeal, that the indemnified person is liable for such Losses incurred as a result of the Action or the indemnified person settled such Action without the Adviser's prior written consent.  For purposes of this section, “Losses” means all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification and the cost of pursuing any insurance providers.

ii.

Subject to the terms and conditions of this Agreement, the Sub-Adviser shall indemnify, defend and hold harmless the Adviser, and its shareholders, controlling persons, trustees/directors, officers, employees, agents and contractors (collectively, the “Adviser Indemnified Parties”), from and against any Losses, suffered, paid or incurred by any of the Adviser Indemnified Parties arising out of, resulting from or relating to any violation of applicable law by the Sub-Adviser or its directors, officers, employees, agents and contractors.

10.

DURATION AND TERMINATION

The term of this Agreement shall begin on the date that the Sub-Adviser first provides services hereunder and shall continue in effect for a period of two years from that date. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by vote of the Board, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

This Agreement may be terminated by (a) the Adviser, (b) the Sub-Adviser, (c) a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or a vote of the Board, cast in person at a meeting called for the purpose of voting on such approval, or (d) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such termination, without penalty, by giving the other parties sixty (60) days prior written notice of termination.  Any termination of this Agreement shall not, in any case, affect or prevent the consummation of any transaction initiated prior to such notice of termination.

11.

 ASSIGNMENT

No assignment of this Agreement shall be made by Sub-Adviser or Adviser without the prior written consent of the non-assigning party. This Agreement binds and will inure to the benefit of, the parties and their respective successors and permitted assigns.  Any assignment of this Agreement will result in automatic termination of this Agreement.

12.

 GOVERNING LAW; JURISDICTION AND VENUE

This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws, however, only to the extent they are consistent with Federal laws.  Any legal suit, action or proceeding arising out of or related to this Agreement or the services provided under this Agreement shall be instituted exclusively in the federal courts of the United States or the courts of the State of Delaware, in each case located in the city of Wilmington and County of New Castle, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.

13.

AMENDMENT

This Agreement may only be amended, or a provision waived in a writing that has been signed by both parties.

14.

NOTICES

All notices under this Agreement must be in writing and properly addressed to the recipient using the addresses set forth in the preamble, or another address as provided by the party in accordance with this Section, and shall be deemed effective (a) on the date given if delivered personally or by nationally recognized overnight courier service (with evidence of delivery)  or (b) on the date received if mailed by registered or certified mail (return receipt requested), to Adviser and Sub-Adviser.

15.

FORCE MAJEURE

Neither party shall be liable for loss or damage or be deemed to be in breach of this Agreement if its failure to perform its obligations results from acts of God, fires, strikes, embargoes, war, insurrection, riot, and other unforeseen causes beyond the reasonable control of the party. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

16.

RECEIPT OF DOCUMENTS

Adviser acknowledges that it has received Sub-Adviser’s Form ADV Part 2.

17.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral.  No other agreements, covenants, representations, or warranties, express or implied, oral or written, have been made by any party to any other party concerning the subject matter of this Agreement.

18.

SEVERABILITY

If any provision of this Agreement is made or held invalid by any statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected by the invalidity and, to such extent, the provisions of this Agreement shall be severable.  If any provision of this Agreement or any obligation of Sub-Adviser or Adviser in the performance of this Agreement is inconsistent with the duties and obligations of either party under the Advisers Act, or the Investment Company Act of 1940, as amended, applicable SEC rules or interpretations, then that provision shall be ineffective and unenforceable to the extent of such inconsistency without affecting the remaining provisions hereof; no such inconsistency shall affect, or render ineffective and unenforceable, the same provision in other circumstances.

19.

CHANGE OF CONTROL OF THE SUB-ADVISER.

The Sub-Adviser shall notify Adviser and the Trust in writing at least 30 days in advance of any change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

20.

BINDING EFFECT.

Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms. The Adviser further represents that this Agreement has been duly authorized by appropriate action of the Adviser, the Board and the Fund’s shareholders.

21.

COUNTERPARTS.

This Agreement may be executed in any number of counterparts; each of which when so executed and delivered will be an original, but all such counterparts together will constitute one instrument.  A copy of a manually executed signature page to this Agreement delivered by facsimile, e-mail, or other means of electronic transmission will have the same legal effect as delivery of an original manually executed signature page to this Agreement.

[Signature page follows.]

Each of the parties executed this Agreement, effective as of the date set forth in the preamble.

Delaware Investments Fund Advisers, a series of

Macquarie Investment Management Business Trust

_Roger Early_______________________

Print Authorized Representative Name

_Executive Vice President____________

Title

/s/ Roger Early

Signature

Azzad Asset Management, Inc.

Bashar Qasem

Print Authorized Representative Name

President

Title

/s/ Bashar Qasem

Signature

Azzad Ethical Fund

a series of Azzad Funds

3141 Fairview Park Drive, Suite 355

Falls Church, VA 22042

1-703-207-7005

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Azzad Ethical Fund (the “Fund”), a series of Azzad Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of a Sub-Advisory Agreement between the Fund’s investment adviser, Azzad Asset Management, Inc. (the “Adviser”), and Delaware Investments Fund Advisers, the Fund’s sub-adviser.

The Trust and Adviser have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows the Adviser to hire and replace investment sub-advisers without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or before July 29, 2021, to shareholders of record of the Fund as of May 1, 2021.  The Information Statement will be available on the Trust’s website at www.azzadasset.com until at least October 27, 2021. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at info@azzadfunds.com or toll-free at 1-888-862-9923.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.